FOR IMMEDIATE RELEASE                                    Exhibit 99.1
Contact:    William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET CORPORATION ANNOUNCES PROPOSED PRIVATE OFFERING
OF SENIOR SECURED NOTES DUE 2019

Greenville, South Carolina (November 3, 2014) - KEMET Corporation (NYSE: KEM) (“KEMET”) today announced that it intends to offer, subject to market and customary conditions, $400,000,000 aggregate principal amount of senior secured notes due 2019 (the “Senior Secured Notes”) to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Senior Secured Notes are expected to be senior obligations of KEMET and guaranteed by each of KEMET’s domestic subsidiaries. The Senior Secured Notes are expected to be secured by (i) a first priority lien on 51% of the capital stock of certain of KEMET’s foreign restricted subsidiaries and (ii) a second priority lien on substantially all of the personal property assets of KEMET and KEMET’s domestic subsidiaries, subject to certain exceptions, that secure KEMET’s existing asset-based revolving credit facility (the “Existing Credit Facility”). KEMET intends to use the net proceeds from the sale of the Senior Secured Notes to redeem all of its outstanding 10½% senior notes due 2018, reduce outstanding borrowings under its Existing Credit Facility and pay related transaction fees.

Because the Senior Secured Notes have not been registered under the Securities Act or applicable state securities laws, the Senior Secured Notes may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Senior Secured Notes, nor shall there be any sale of the Senior Secured Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

About KEMET

KEMET's common stock is listed on the NYSE under the ticker symbol "KEM" (NYSE: KEM). At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our company. KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world's most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

KEMET Announces Proposed Private Offering
November 3, 2014

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact KEMET’s ability to realize operating plans if the demand for its products declines, and such conditions could adversely affect its liquidity and ability to continue to operate; (ii) continued net losses could impact its ability to realize current operating plans and could materially adversely affect its liquidity and its ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of KEMET’s principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which KEMET operates; (viii) difficulties, delays or unexpected costs in completing restructuring plans; (ix) equity method investment in NEC TOKIN exposing KEMET to a variety of risks; (x) acquisitions and other strategic transactions that expose KEMET to a variety of risks; (xi) inability to attract, train and retain effective employees and management; (xii) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xiii) exposure to claims alleging product defects; (xiv) the impact of laws and regulations that apply to KEMET’s business, including those relating to environmental matters; (xv) the impact of international laws relating to trade, export controls, competition laws and foreign corrupt practices; (xvi) volatility of financial and credit markets affecting KEMET’s access to capital; (xvii) the need to reduce the total costs of KEMET’s products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in KEMET’s debt agreements that limit its flexibility in operating its business; and (xx) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence KEMET’s corporate decisions.